UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 22, 2016, Integer Holdings Corporation (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period, described below, under the Greatbatch, Inc. 401(k) Retirement Plan (the “Plan”). Due to the liquidation of the shares of common stock of the Company (the “Common Stock”) held in the Plan’s Greatbatch Stock Fund (the “Stock Fund”), Plan participants will be unable to direct or diversify investments in or out of the Stock Fund during a blackout period that is scheduled to begin at 4:00 p.m., Eastern Time, on Monday, December 19, 2016, and is expected to end during the week of February 12, 2017 (the “Plan Blackout Period”).

On November 28, 2016, the Company sent a blackout trading notice (the “Blackout Notice”) to its directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of Common Stock (including derivative securities pertaining to such shares) acquired in connection with their service or employment as a director or an officer of the Company.

During the Plan Blackout Period and for a period of two years after the ending date of the Plan Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Plan Blackout Period and other information regarding the Plan Blackout Period by contacting Integer Holdings Corporation, Attn: General Counsel, 10000 Wehrle Drive, Clarence, NY, 14031.

A copy of the Blackout Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Form of Notice of Trading Blackout Period, dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	November 28, 2016	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Name: Timothy G. McEvoy
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Form of Notice of Trading Blackout Period, dated November 28, 2016